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                                                             Exhibit 23.5


                            Consent of Marvin Azrak

        The undersigned hereby consents to the reference to his name and the use of the information with respect to the undersigned in the Prospectus constituting part of the Registration Statement.

Dated: March 5, 1998                 /s/ Marvin Azrak
                                     ---------------------------
                                         Marvin Azrak